UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015 (January 6, 2015)

NCI Building Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

NCI Building Systems, Inc. (“NCI”) is disclosing the information set forth in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

NCI is disclosing the information set forth in Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 8.01. Other Events

On January 6, 2015, NCI issued a press release announcing that NCI has commenced an unregistered offering of new senior debt securities.

A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Forward Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of NCI about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Regulation FD Information
99.2	Press Release dated January 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

BY:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, General Counsel and Secretary

Date: January 6, 2015

 Exhibit Index

Exhibit Number	Description
99.1	Regulation FD Information
99.2	Press Release dated January 6, 2015